SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2002

TRANSMERIDIAN EXPLORATION, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	333-60960 (Commission File Number)	76-0644935 (IRS Employer Identification No.)

397 N. Sam Houston, Pkwy. E. Suite 300 Houston, Texas, (Address of Principal Executive Offices)	77060 (Zip Code)

Registrant’s telephone number, including area code: (281) 999-9091

Item 4. Changes in the Company’s Certifying Accountants

(a) Reg. SB 304 a (1) Previous Independent Accountants

(i) On May 15, 2002, Transmeridian Exploration, Inc., (“the Company”) contacted representatives of Grant Thornton LLP to inform them that their firm would no longer be engaged as the principal accountant to audit the Company’s financial statements for the fiscal year ending December 31, 2002 and terminated the relationship effective May 15, 2002.

(ii) Grant Thornton LLP reports on the financial statements for the fiscal year 2001 and 2000 contained an emphasis paragraph as to the uncertainty of the Companies ability to continue as a going concern.

(iii) The decision to change accountants was recommended by the Company’s management and approved by the Company’s Audit Committee and the Company’s Board of Directors.

(iv) In connection with its audits for the most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period from December 31, 2001 through May 15th 2002, there have been no disagreements with Grant Thornton LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The quarter ended March 31, 2002 was not reviewed by Grant Thornton LLP, but by our new auditors, Braden, Bennink, Goldstein, Gazaway, PLLC.

(vi) The Company has requested Grant Thornton LLP to furnish a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the statements made by the Company in response to Item 304 of Regulation S-B. (See “Exhibit 16” attached below)

(b) Reg. SB 304(a)(2) New Independent Accountants

(i) The Company engaged John A. Braden & Company, P.C., 12941 Interstate 45 N. Suite 422, Houston, Texas 77060, as its new independent accountants effective May 15, 2002. During the most recent fiscal year and through December 31, 2001, the Company has not consulted with John A. Braden & Company, P.C. concerning their financial statements, including the following items: an audit of the Company’s financial statements as the principal accountant, an audit of a significant subsidiary as an independent accountant, the application of accounting principles to a specified transaction or the type of audit opinion that might by rendered on the Company’s financial statements or any matter which concerned a disagreement or “reportable event” with the previous independent accountants.

The company had previously reported on the 8K filed May 15, 2002 that the new firm was Braden, Bennink, Goldstein, Gazaway and Company, PLLC, however John A. Braden and Company P.C. was selected instead.

Item 7. Financial Statements and Exhibits

(c) Exhibits

16. Letter from Grant Thornton LLP, Certified Public Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2002	Transmeridian Exploration, Inc. (Registrant) By: /s/ Jim W. Tucker ————————————————— Jim W. Tucker, Vice President and Chief Financial Officer